Exhibit 10.1

TECHNOLOGY LICENSE &SERVICE AGREEMENT

技术许可与服务协议

BETWEEN

【UQM TECHNOLOGIES, INC.】

UQM技术有限公司

AND

【JOINT VENTURE】

【合资公司】

【November 6】, 2017

2017年11月6日

TECHNOLOGY LICENSE&SERVICE AGREEMENT

This Technology License and Service Agreement (hereinafter referred as to the “Agreement”) is made dated [November 6, 2017]

本技术许可和服务协议（以下简称本协议）于【2017年11月6日】

by and between:

由以下各方签署：

UQM技术有限公司（UQM）,一家依据美国法律注册成立并有效存续的一家公司，注册地址为：4120 Specialty Place, Longmont, CO 80504。（”许可方”）

UQM Technologies, Inc.(“ UQM”),  a corporation duly organized and validly existing under the laws of Colorado, United States, with its office at 4120 Specialty Place, Longmont, CO 80504. (“Licensor”)

中国重汽集团青岛众齐新能源汽车有限公司，一家根据中国法律成立并组建的有限责任公司，由UQM与中国重型所车集团有限公司（”中国重汽”）和重汽地球村投资有限公司（”重汽地球村”）依照2017年11月6日签署的《合资协议》共同组建，注册地址为：山东省青岛市黄岛区团结路2877号青岛中德生态园管委会297房间。（”被许可方”）

Sinotruk Qingdao Zhongqi New Energy Automobile Co., Ltd., is a limited liability company established and organized under the laws of P.R.C by “UQM” , China National Heavy Duty Truck Group Co,. Limited(“CNHTC”) and Sinotruk Global Village Investment Limited(“SGVIL”) as per “ Joint Venture Agreement” executed on ( November ) (06), 201(7) and with registered address: Room 297,Administrative of Qingdao China-Germany Eco Park,No.2877, Tuanjie Rd., Huangdao district, Qingdao city, Shandong province.(“Licensee”)

在本协议中，许可方与被许可方单独称为”一方”，合称为”各方”。

In this Agreement, Licensor and Licensee, collectively, are referred to as the “Parties”, and individually, as a “Party”.

鉴于：

Whereas:

1.许可方拥有电机、电控的所有专利技术或其他专有技术的所有权和权益。

1. Licensor owns the patented technologies and know-hows in the areas of motor, inverter component and possesses the equity right of them.

2.被许可方同意按照本协议的条款和条件，从许可方取得使用电机、电控的所有专利技术或其他专有技术的使用权，而许可方则同意按照本协议的条款和条件，向被许可方授予上述许可。

2. Licensee agrees to be licensed to ues the patented technologies and know-hows in motor, inverter component as per the terms and conditions of this Agreement, and the Licensor grants the above licensing.

基于上述认识，双方就相关技术许可的如下关键条款达成一致：

Based on the above understanding, the Parties hereby agree on the key terms as follows:

第1条 定义

Article 1 Definitions

就本”协议”而言，本第1条中所述的术语，当采用大写字母时，不论是单数还是复数形式，都具有以下所定义的含义：

As for this Agreement, the capitalized terms quoted in this article shall have the following meanings, no matter they are in plural or single form.

1.1”附属方”就任何个人、合伙企业、合资公司、有限责任公司、企业、信托公司、非公司组织或其他实体(“人”)而言，系指直接或间接地控制，或被控制，或与该”人”受共同控制的任何其他人。就本定义而言，”控制”（或”控制权益”）系指一”人”对另一”人”行使管理控制权或行使超过该另一”人”50%的表决权的权力。为本协议之目的，一方不得被视为其他方的附属方。

1.1”Affiliate” shall mean with respect to any individual, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization or other entity (“Person”), any other Person who, directly or indirectly, controls, is controlled by, or is under common control with that Person, provided. For the purpose of this definition, “Control” (or “Controlling Interest”) shall mean the entitlement of a Person to exercise management control of another Person or more than 50% of the voting rights in respect of that Person. For the purpose of this Agreement only, a Party shall not be deemed an Affiliate of the other Party.

1.2”协议”系指本”技术许可与服务协议”，包括所有附录以及通过专门引用而并入本协议从而构成其一部分的任何事项。

1.2”Agreement” shall mean this Technology License and Service Agreement including all Annexes and any matters specifically incorporated herein by reference and made as a part hereof.

1.3 “营业日”系指除任何中国和美国公共假日之外的周一、周二、周三、周四和周五。

1.3Business Day”shall mean Monday, Tuesday, Wednesday, Thursday and Friday, excluding any public holidays in the PRC and USA.

1.4”保密信息”系指任何信息和数据，包括但不限于因执行本”协议”而在”双方”之间透露的任何形式的商业机密、业务、商业或技术信息和数据（不管这些信息或数据是载于何种媒体），以及本”协议”和所有其他文件/本”协议”附录的内容。”保密信息”还应包括任何其任何拷贝或摘要，以及保密信息的任何注解、模块、样例、原型或其部分。”许可技术”在任何情况下均应视为”保密信息”。

1.4”Confidential Information” shall mean any information and data, including without limitation,

any kind of trade secret, business, commercial or technical information and data disclosed between the Parties in connection with the implementation of this Agreement, irrespective of the medium in which such information or data is embedded, as well as the contents of this Agreement and all the other documents/annexes related to this Agreement. Confidential Information shall also include any copies or abstracts made thereof as well as any apparatus, modules, samples, prototypes or parts thereof. Licensed Technology shall in any event qualify as Confidential Information.

1.5 “开发”系指改进、修改和完善”许可产品”或对许可产品的其他处理。

开发系指改进、修改和前段描述的开发。一个改进、修改、开发仅在这一开发与许可技术不一致，不相同或大体上不相似时才是合格的开发。

某开发将被认为是与许可技术相当或是许可方的开发，如：（i）与许可技术相比，这一开发使用了基本相同的方法、达到了基本相同的功能、实现了基本相同的效果；和（ii）相同领域的一个普通技术人员，当其知道许可技术的特点的时候，可以看出这一开发的特点没有任何创新。

开发应该仅仅包括新开发的技术信息，不包括原许可技术的信息。

1.5”Develop” shall mean to improve, modify and develop the Licensed Products, etc.

“Development” shall mean such improvement, modification and development defined in the preceding paragraph.

An improvement, modification and development shall only qualify as Development if such Development may generate intellectual property right and is not the same as, equivalent to or substantially similar to Licensed Technology.

Development shall be considered as “equivalent to” the Licensed Technology or the development of Licensor, if (i) compared to Licensed Technology, such Development uses basically the same method, achieves basically the same function and results in basically the same effect, and (ii) an ordinary technician of the same field of technology can figure out the technical features of such Development without any effort of creativity when such technician knows the technical features of Licensed Technology.

Development should merely include the information of technology newly developed and shall not include the information of the original Licensed Technologies.

1.6 “透漏方”系指在本”协议”下将”保密信息”透漏给”接收方”的”一方”。

1.6”Disclosing Party” shall mean the Party who discloses the Confidential Information to the Receiving Party under this Agreement.

1.7”接收方”系指在本”协议”下接收”透漏方”授予的”保密信息”的”一方”。

1.7”Receiving Party” shall mean the Party who receives the Confidential Information from the Disclosing Party under this Agreement.

1.8 “文件”系指以记录形式（印刷品或机器可读形式）包含有关”许可产品”的”许可技术”的材料，如可做商用并且”生效日”之时给出的在附录2中”许可方”正在使用的用户手册、采购规范和制造图纸。

1.8”Documentation” shall mean the materials containing Licensed Technology relating to Contract Products in recorded form (in either printed or machine readable form) such as user manuals, purchase specifications and assembling drawings which are available for commercial application and currently used by Licensor on or before the Effective Date as listed in Annex 2

1.9 “生效日”系指按照第11.1款的规定本”协议”开始生效之日。

1.9”Effective Date” shall mean the date on which this Agreement comes into effect as per Article 11.1.

1.10”到期日”系指本”协议”期满之日。

1.10  “Expiry Date” shall mean the expiry date this Agreement

11.11【”合资协议”】系指UQM和CNHTC就组建”被许可方”而于2017年11月6日订立的合资合同。

1.11【”Joint Venture Agreement “ 】shall mean the joint venture agreement executed by and between UQM,CNHTC and SGVIL regarding the establishment of Licensee dated [November 06,2017].

1.12”技术诀窍”系指在附录2中列出的”文件”中书写的、与”许可产品”相关或包含其中的所有现有设计、技术以及专利制造方法和工艺信息，其在”生效日”之时(i)由”许可方”排他及/或”许可方”有权按照本”协议”的条款透漏并进行转让，并(ii)可做商用，且”许可方”当前正在使用。.

1.12 “Know-How” shall mean all existing designs, technologies, and proprietary manufacturing method and process information as written in the Documentation listed in Annex 2which is related to or contained in Contract Products, and which on the Effective Date (i) is exclusively owned by Licensor and/or Licensor is entitled to disclose and license in accordance with the terms of this Agreement, and (ii) which is available for commercial application and currently used by Licensor

1.13”许可技术”系指在附录2中列出的”文件”中以及附录3中列出的专利清单中书写的、与”许可产品”相关或包含其中的”技术诀窍”、”版权”、”专利”以及其他技术或知识产权。该许可技术应包括：现有许可技术、共同开发技术、将来研发技术。

1.13 “Licensed Technology” shall mean Know-How, Copyright and other technology or intellectual property right as written in the Documentation listed in Annex 2 and Annex 3which are related to or contained in Contract Products and which on the Effective Date. They include the existing technology, jointly developed technology and the technology to be developed.

1.14”现有许可技术”，具有附录2中A与附录3中A项所列的”技术诀窍”、”版权”、”专利”以及其他技术或知识产权;

1.14 Existing Technology contains the Know-how,copyright and patent listed in annex 2 part A and Annex 3 Part A.

1.15”共同开发技术”，具有附录1(B)中所列许可产品所涉及的”技术诀窍”、”版权”、”专利”以及其他技术或知识产权；

1.15 jointly developed technology contains the Know-how, copyright and patent listed in annex 1 part B.

1.16”将来研发技术”，指本协议签署后，由许可方独立研发的产品”技术诀窍”、”版权”、”专利”以及其他技术或知识产权。

1.16 the technology to be developed contains the Know-how,copyright and patent solely developed by the Licensor after the execution of this Agreement.

1.17”许可产品”系指在附录1中详细列明的UQM的产品，包括已研发的产品、共同研发产品以及将来研发产品。

1.17 Licensed Product refers to the products as listed in annex 1,including the existing products, jointly developed products and the products to be developed.

1.18”专利”系指(i)与”许可产品”的”许可技术”相关且(ii)已在附录3中全部列出的所有中国专利、专利应用、实用模型和设计专利。

1.18 Patent contains all the China Patent, the application of patent and practical models and design patent which are related to Licensed Products and Licensed Technology listed in annex 3.

1.19”PRC”系指中华人民共和国，就本”协议”而言，不包括香港特别行政区、澳门特别行政区和台湾地区。

1.19”PRC” shall mean the People’s Republic of China, which shall for the purposes of this Agreement exclude Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

1.20”CNHTC”系指[中国重型汽车集团有限公司]，一家根据中国法律成立的公司。

1.20”CNHTC” shall mean China National Heavy Duty Truck Group Co., Ltd., a company incorporated under the PRC laws.

1.21”期限”应具有第2.2款下规定的含义。

1.21”Term” shall have the meaning as provided under Article 2.2.

1.22 “合同产品”是指公司按本合同所列的要求而设计、生产、制造的UQM的产品型谱，

包括Power Phase Pro和Power Phase HD电机产品系列有关产品。

“Contract Products”refer to UQM’s product portfolio manufactured by the Company as per the Agreement including Power Phase Pro and Power Phase HD motor product lines.

第2条许可与对价

Article 2 Licensing and its consideration

2.1技术许可范围与对价

2.1 the scope of licensed technology and their consideration:

2.1.1 对于”现有许可技术”。许可方严格按照本协议的条款和条件，授予被许可方一个独占的、不可转让的、不可转授权的许可，许可被许可方在期限内免费使用被许可方成立之前的，许可方拥有的电机、电控技术，变速箱的控制器和换挡执行机构技术。

2.1.1 As to the Existing Technology: the Licensor hereby grants to Licensee, in strict accordance with the terms and subject to the conditions set forth herein, a non-transferable and exclusive right, without a right to grant sublicenses, to use the motor and motor-controlling technology, transmission controller and speed shifting appliance technology available to licensor before the Joint Venture established within the term of the Agreement free of charge.

2.1.2 对”共同开发技术”。双方同意，双方组织科研人员共同研发电驱车桥（E-axle）产品技术和高速AMT产品技术。

2.1.2 As to the jointly developed technology, both parties agree that each party shall organize researchers to co-develop E-axle products and high-speeding AMT products jointly.

2.1.3 对于”将来研发技术”，许可方在被许可方成立之后，在非被许可方资金支持下研发的其他电机、电控等新产品技术，许可方应以符合成本计算的优惠价许可被许可方使用。许可方将来研发的乘用车使用的产品及技术，UQM向第三方转让或与第三方合资合作生产时，在同等条件下，被许可方享有优先权。

2.1.3 As to the technology to be developed in future, after the establishment of the licensee，licensor shall allow licensee to use the technologies in motor and motor controller developed solely by the licensor at their cost price. The products and technologies to be developed on autos Licensee shall be entitled to the priority under the same conditions in case Licensor intends to transfer them to a third party or co-produces them with a third party.

2.1.4对于附件1所列的现有技术，即许可方免费许可给被许可方使用的产品及技术。

UQM公司免费向合资公司提供图形接口，以满足控制系统软件能够应用于不同车型标定。

2.1.4 In regard to the Existing Technology which are licensed to the Licensee free of charge as listed in Annex 1. UQM will provide free access to a graphical interface which allows calibration of the motor control software to specific vehicle application.

2.1.5  许可方免费许可给被许可方使用的TCU产品。UQM应向合资公司开放控制程序的源代码，并提供所需的编辑和下载套件的信息，以方便合资公司进行适应性开发、匹配和标定.

合资公司可以自行研发TCU，并选择具有竞争力的供应商。

In regard of the TCU products which are licensed to the Licensee free of charge. UQM shall open the source code of the controlling programs and provide the details of the editor and download package required, so that the Licensee can conduct the adaptability development, matching and calibration.

The Parties agree that the Licensee develop TCU products itself and purchase them from the competitive seller.

2.1.6  关于附件1所列的产品，与之相关的技术文件和专利内容，包括但不限于图纸、技

术要求、设计规范、工艺工装、测试规范、工艺流程、作业指导书、质量标准、评价指标等，许可方将免费许可给被许可方，具体内容双方进一步交流确定后形成正式文本作为附件5。

As for the products as listed in Annex 1 and the related Documentation and Patent thereof, including but not limited to the drawings, technical requirements,design specifications，packings, test specifications, processing, instructions, quality standard and evaluation index, etc, the Licensor shall license them to the Licensee free of charge, in regard to which the Parties shall execute the written agreement as the Annex 5 based on the mutual negotiation.

2.2许可期限

2.2 Licensing Term

许可方许可给被许可方的所有产品技术的许可期为生效日起7年。期满后，被许可方将继续以许可期内方式免费使用许可技术，制造生产、销售许可产品和为许可产品提供售后服务。

The period of the licensing shall be 7 years since the Effective Date. After the expiry of the Term, Licensee shall be entitled to use the licensed technology in the same way free of charge as it was, producing and selling licensed products and providing post-sale service for the licensed products.

第3条 生产及价格

Article 3 Production and Price

3.1关于电驱车桥（E-axle）的组装业务。许可方为被许可方提供电机、电控技术；中国重汽桥箱公司生产、制造并提供车桥机械本体；被许可方自行生产电机并组装集成电驱桥产品。

3.1 As to the business of E-axle assembly, Licensor shall provide the motor and motor controlling technology to Licensee. Sinotruk Automobile axle box company shall manufacture and provide mechanical bodyof axle box products.Licensee shall manufacture the motor and assemble the E-axle box products.

3.2关于电机与变速箱组装业务。重汽变速箱部生产并提供变速箱本体；被许可方生产电机以及变速箱的执行机构和TCU。各方同意在被许可方的厂区内由被许可方组装成电机加变速器的驱动总成。

3.2 As to the business of motor production and the assembly of transmission box, Sinotruk Transmission Division is Transmission Division of Jinan Power Co.,Ltd of CNHTC shall provide the body of transmission and Licensee shall produce the motor, the applying part of it and TCU. Both Parties agree the mechanical assembly of motor and transmission shall be conducted in Licensee’s factory by Licensee.

3.3  被许可方产品范畴内不能向独特用途需求的客户供应关键电机和逆变器（控制器）元件时，CNHTC可委托被许可方生产，价格由被许可方根据单件的总生产成本核算给客户供应价格。

3.3 within the scope of Licensed Products if it is beyond his capacity for Licensor to supply key motor and inverter component(controller) to clients with unique demands in usage, CNHTC is entitled to commission Licensee to produce them. The selling price shall be determined by Licensee based on the general cost assigned to each piece.

3.4许可方可委托被许可方生产关键电机和逆变器（控制器）元件并向其在中国以外市场的客户供应，价格由被许可方根据单件的全部生产成本核算给客户供应价格。

3.4 Licensor may commission Licensee to make key motor and inverter component(controller) and supply them to the markets outside of China. The selling price shall be determined by Licensee based on the general cost assigned to each piece.

3.5被许可方-从事研发、制造和销售新能源车辆的电机、电动车桥以及以电机为主要组成部分的电动驱动解决方案等产品业务。

3.5 Licensee shall conduct research, manufacture and market new energy auto motor, E-axle and e-drive products mainly comprised of motor etc., in the mainland of PRC.

第5条技术协助TECHNICAL ASSISTANCE

5.1许可方应根据各方一致同意的交付时间表（详见附录4）向被许可方提供【3】套附录2所示技术文件的硬副本。若被许可方发现任何文件被遗漏、无法辨别或被损坏，则被许可方应当书面通知许可方，许可方应在收到上述通知之日起【5】日内向被许可方提供该文件。

5.1 Licensor shall furnish to Licensee, in accordance with the time schedule as set forth in Annex 4 to be agreed upon between the Parties, 【3】set of hard copies of the Technical Documentation in the Documentation listed in Annex 2. If Licensee discovers that any of the documents are missing or illegible or damaged, Licensee shall inform Licensor in writing and Licensor shall make such documents available for Licensee within 【5】 days upon receipt of such notice.

5.2第5.1条款规定向被许可方提供的许可技术文件应为交付或寄送时的最新版本。

5.2 The foregoing Technical Documentation to be furnished under 5.1 above shall be delivered to Licensee and shall be the latest version as of the time it is delivered or sent.

5.3若被许可方要求许可方提供额外的技术协议副本，则被许可方应向许可方支付该副本的费用，费用以副本发出前各方书面同意的数额为准。

5.3 Licensee shall pay Licensor for any additional copies of the Technical Documentation requested by Licensee at the rates agreed upon in writing by both Parties prior to sending.

5.4本协议的任何条款都不视为要求许可方向被许可方提供除许可产品以外其他任何产品的任何技术信息，或因为政府协议、行为、规定、限制而不能提供的任何技术信息。

5.4 Nothing in this Agreement shall be construed to require that Licensor furnish Licensee with any technical information on any products other than Licensed Product or any technical information which may not be furnished because of a government contract, act, regulation or restriction.

5.5技术文件中的错误。若一方发现技术文件中存在重大错误，则应自发现之日起1个工作日内通知另一方。在这种情况下，许可方应修正技术文件中的错误，并无偿向被许可方提供修正后的技术文件。

5.4 Errors in Technical Documentation. Each Party shall promptly advise the other of any significant error within one day since it may discover in the Technical Documentation. In that event, Licensor shall correct any and all errors in the Technical Documentation and shall furnish such corrected Technical Documentation to Licensee without charge.

5.6  若许可方修正、改变、改进或更改了许可技术文件，许可方应在做出改进后2日内向被许可方提供一套修正、改变、改进或更改的副本。

5.6 In the event that Licensor modifies, alters, improves or changes the Technical Documentation, Licensor shall submit Licensee a copy of them within two days.

5.7严格遵守技术文件的要求。为了保证被许可方生产、组装的许可产品的质量，被许可方应当严格按照技术文件或许可方的标准和说明生产和／或组装许可产品。被许可方应极其谨慎地挑选用于许可产品的材料及部件。

5.7 Strict Compliance with Technical Documentation. In order to maintain the quality of the Licensed Products manufactured and assembled by Licensee pursuant to this Agreement, Licensee shall manufacture and/or assemble the Licensed Products in strict accordance with the standards and specifications stated in the Technical Documentation provided by Licensor and as otherwise specified by Licensor. Licensee shall exercise the utmost care in the selection of the materials and parts to be used and incorporated into the Licensed Products.

5.8样品测试及核验

5.8 SAMPLE TEST AND VERIFICATION

如有必要，在对制造或组装的许可产品进行分配或销售前，被许可方应自费向许可方提供许可产品的样品以供许可方核查。许可方应立即对样品进行适当检测，并告知被许可方检

测结果。检测费用由被许可方承担，且许可方应提前告知被许可方检测费用。

Before distribution and sale of any of the Licensed Products manufactured or assembled hereunder, Licensee will submit, at its expense, its samples of the Licensed Products for approval by Licensor if necessary. Licensor shall promptly conduct appropriate tests on such samples and advise Licensee of the results thereof. The costs of any tests on the samples shall be borne by Licensee, and Licensor shall advise Licensee of the test fees in advance.

第6条 许可方的协助

Article 6 ASSISTANCE BY LICENSOR

6.1许可方应在使用许可技术文件方面提供合理的协助，以被许可方使用许可技术文件生产许可产品所必要的协助为限。该等协助包括但不限于技术协助、培训、测试以及有限的应用工程服务。

Licensor shall provide reasonable assistance in the use of the Technical Documentation to the extent such assistance is reasonably necessary for Licensee to make use of the Technical Documentation to manufacture the Licensed Products. Such assistance may include, but will not be limited to, technical assistance, training, testing and limited application engineering services.

6.2技术协助

TECHNICAL ASSISTANCE

在技术服务期内，经被许可方请求，许可方应当按照双方约定的时间派遣其工程师就许可技术文件的使用为被许可方提供技术协助。被许可方应当承担或补偿许可方派遣人员的全部成本与支出。具体薪酬及补助等其他合理费用由双方一次一议，并签订服务协议。

At the request of Licensee, Licensor shall, according to the time schedule agreed upon by the Parties, dispatch its engineers to Licensee to provide technical assistance on matters concerning the use of the Technical Documentation during the technical cooperation period. All costs and expenses of such Licensor’s personnel dispatched to Licensee shall be borne, or reimbursed to Licensor, by Licensee. As to the compensation, allowance and other reasonable expenses, both parties shall consult with each other and enter into an agreement on a case-by-case basis.

6.3被许可方应当采取必要措施以保护和确保许可方派遣人员的人身及财产安全，包括但是不限于免于战争、作战行动、恐怖活动、革命、内乱、灾难及公敌行动。若双方认为出现上述情况且可能威胁其人员的安全和健康，则许可方保留将部分或全部派遣人员召回美国或其他指定地点的权利，被许可方应支付召回派遣人员的费用。

6.3Licensee shall take appropriate steps necessary to protect and ensure the safety of Licensor’s personnel and their property, including without limitation, against war, war-like operation, terror, revolution, civil commotion, catastrophe and acts of public enemies. Licensor reserves the right to instruct any or all of its dispatched personnel to return to USA, or such other place as it may designate, at Licensee’s expense when, by the Parties’ judgment, one of the above-mentioned situations arises which may endanger the safety and well-being of such personnel.

6.4 被许可方应负责取得许可方人员进入中国提供服务所需的许可或批准，并经许可方请求，向其提供相关材料。

6.4 Licensee is responsible for obtaining any permits or authorizations required for Licensor’s personnel to enter PRC to provide services hereunder, and to provide any related materials at the request of Licensor.

6.5 上述派遣人员的数量、派遣期以及其他条款和条件应经各方逐件协商确定。

6.5 The number of such personnel, the period of their stay at Licensee’s plant and other terms and conditions not set forth herein shall be determined by the Parties on a case-by-case basis.

第7条培训

7.1 在许可期限内，经被许可方请求，许可方应在许可方处或许可方指定的其他地点培训被许可方员工（”以下简称培训人员”）使用许可技术文件。

At the request of Licensee, Licensor will, during the Licensing Term, provide training on the use of the Technical Documentation for Licensee’s employees (the “Trainees”) at Licensor’s place or other places designated by Licensor, subject to the following terms and conditions:

7.2各方应协商确定最有效的培训方案；

7.2    Licensor and Licensee shall agree on the most efficient training program for the Trainees;

被许可方应承担培训人员的全部成本与支出，包括但是不限于其薪资、往返费用、食宿、交通和保险费用等合理费用，具体费用由双方再行协商，并签订培训薪酬协议。

7.2 Licensee shall bear all the cost and expenses relating to the Trainees, including but not limited to their salaries, round trip airfare, lodgings and meals of Trainees, transportation and insurance. As to the actual expenses, both Parties shall consult with each other and enter into an agreement on training and compensation.

7.3被许可方应指示培训人员在培训期内遵守许可方的规则和美国/中国的法律；

7.3 Licensee shall instruct the Trainees to observe and abide by all rules and regulations of Licensor and the laws of USA /PRC during their training period;

7.4被许可方应当为全部培训人员购买国际认可的意外险，保险期间覆盖自其离开美国/中国至回到中国/美国的整个培训期。

7.4 All Trainees shall be insured at the expense of Licensee by an internationally recognized accident compensation insurance during the entire training period from their departure from USA/ PRC to their return to PRC/USA.

第8条知识产权

INTELLECTUAL PROPERTY

8.1许可方未授予被许可方其拥有的任何商标、商号、标识或其他甄别符号、文字或标记项下的任何权利。除非与许可方达成书面协议，否则，被许可方不得使用或授权他人使用（i）许可方的商标、商号、标识或其他甄别符号或标志，或（ii）与上述商标、名称、文字或标志类似以至于很可能令公众混淆、误导性或欺骗性的任何商标、名称、文字或标志。

8.1This Agreement shall not grant Licensee any rights related to any trademarks, tradenames, logos or other distinctive marks, words or symbols owned by Licensor. Licensee shall never, unless otherwise agreed in writing by the Parties, use or authorize the use of (i) any of Licensor’s trademarks, tradenames and other distinctive marks or signs, or (ii) any mark, name, word or sign which so nearly resembles any of the foregoing marks, names, words or signs as to be likely to cause confusion or mistake, or to deceive the public.

8.2 双方同意，被许可方利用许可技术制造生产、销售的许可产品，可由被许可方自行决定使用被许可方已有商标或设计注册新商标。

8.2 Both Parties agree that the Licensed Products manufactured by Licensee with Licensed Technology shall be at Licensee’s sole discretion on being marked with a trademark previously owned by him or a newly registered one.

8.3在被许可方内联合开发的、或由被许可方开发的、或在被许可方资金支持下开发的知识产权将属被许可方。

8.3 The intellectual property developed jointly within or by or funded by Licensee internally shall belong to licensee.

8.4被许可方应向许可方授予合同产品之上被许可方的特定开发下的全球性的、永久的许可，该等许可的对价应由双方基于一事一议的原则商议。

8.4 Licensee shall grant to Licensor world-wide and perpetual license under Licensee’s Developments on Contract Products. The consideration for such license to Licensor shall be negotiated by the Parties on case-by-case basis.

8.5若被许可方将其作出的任何特定开发免费许可给许可方且许可方基于该免费许可的特定开发进行了进一步特定开发，所形成的知识产权归属于许可方，许可方应将该等进一步特定开发免费许可给被许可方。

8.5 If any Development made by Licensee is licensed to Licensor for free and Licensor makes further Development based on such free-of-charge Development of Licensee, Licensor should grant to Licensee the right to use such further Developments for free.

8.6为了减少和避免因被许可方变更（无论该变更是否会产生任何知识产权或构成特定开发，”变更”）许可产品而产生的技术风险，许可方或其附属方可对许可产品实施质量控制。

8.6           For the purpose of reducing and avoiding the technical risk arising out of Licensee’s changes (regardless whether such changes may generate any intellectual property right or constitute Development; “Changes”) on Contract Products, UQM or its Affiliates may exert quality control on the Contract Products under the Trademark License Contract.

第9条 质量监督

Article 9 Supervision Over the Quality of Product

9.1被许可方应尽一切合理努力按照本协议规定生产许可产品，产品质量应实质上与许可方生产的许可产品相比拟。被许可方应满足许可方的要求，不得在未经许可方事先书面同意的条件下，擅自违背许可方提供的许可技术文件上的要求。如果许可方认为上述违背有损合同产品的质量，则许可方可以拒绝同意。被许可方应雇用合格的人员来按照本协议规定生产和测试合许可产品及/或其部件。

9.1 Licensee shall use all reasonable efforts to manufacture Contract Products according to the provisions of this Agreement in a quality substantially comparable to that of Contract Products manufactured by Licensor. Licensee shall meet the requirements of Licensor and shall not deviate without Licensor’s prior written consent from the Documentation furnished by Licensor.  Licensor may withhold its consent if such deviation is in Licensor’s opinion adverse to the quality of Contract Products. Licensee shall employ qualified personnel for manufacturing and testing Contract Products and/or parts thereof according to the provisions of this Agreement。

9.2许可方保留完全根据自己的判断，在任何时间对被许可方的生产流程实施审计检查的权利。许可方应承担该等审计的费用，但若审计显示，被许可方生产流程中存在任何瑕疵经被许可方确认，被许可方应承担该等审计的费用。如果许可方在审计中发现被许可方在

生产过程中的特定区域存在任何缺陷，包括质量保证系统，则被许可方应采取许可方合理要求的额外措施，以达到能够充分地与许可方生产的许可产品相比拟的质量。尽管有上述审计权利，被许可方应根据许可方的决定和书面要求，向许可方提供有关按照本协议装配和测试的许可产品的信息及/或文件。

9.2 Licensor reserves the right to audit Licensee’s assembling process at any time at Licensor’s sole discretion. Licensor shall assume the costs for such auditing, provided that if the auditing reveals there is any deficiency in Licensee’s assembling process, by confirmation of the Licensee the auditing costs shall be borne by Licensee. Should Licensor thereby identify any deficiency in specific areas of Licensee’s assembling process including the quality assurance system, Licensee shall implement such additional measures as are reasonably required by Licensor to achieve a quality substantially comparable to that of Contract Products assembled by Licensor.  Notwithstanding the afore mentioned audit right, Licensee shall, upon written request of Licensor, provide Licensor with information and/or documentation on the assembling and testing of the Contract Products in accordance with this Agreement.

9.3被许可方应负责布置自己的技术基础设施，根据履行本协议的需要，包括但不限于工厂设施、机器、装配架、计算机硬件和软件。如果许可方能够向被许可方合理地证明，被许可方的基础设施不能满足其在本协议下的履约要求，则许可方有权指示将基础设施升级到能够减小缺陷而合理要求的水平，且被许可方有义务及时实施上述升级。

9.3 Licensee shall be responsible for setting up its own state-of-the-art infrastructure including without limitation, factory facilities, machinery, jigs, computer hardware and software, as required for its performance under this Agreement. To the extent that Licensor can reasonably demonstrate to Licensee that Licensee’s infrastructure does not meet the requirements for its performance under this Agreement, Licensor shall be entitled to instruct such upgrades of the infrastructure as is reasonably required to mitigate the deficiency and Licensee shall be obliged to implement such upgrades in a timely manner.

9.4 许可方在第8.1条下的同意或许可方在第8.2条和8.3条下的要求，均不应构成或意味着许可方对被许可方做出的任何保证或担保。

9.4 Licensor’s consent under Article 8.1 or Licensor’s request under Article 8.2 and 8.3 shall not constitute or imply any warranties or guarantees of Licensor towards Licensee.

第10条责任

10.1  责任LIABILITIES

许可方不承担因被许可方使用许可技术文件和技术协助而产生的任何责任，或因被许可方生产和销售许可产品产生的责任，且被许可方应补偿并保证许可方免于该情况导致的第三方索赔，但该等责任系由许可方提供的技术文件或技术协助存在错误或误差而引起的除外。各方不对全部技术文件、服务、测试和服务提供任何明示或默示的保证。

Licensor shall not be responsible for any liabilities of any kind whatsoever which Licensee may incur as a result of its using the Licensed Technology Documentation and assistance furnished hereunder or as a result of its manufacture and sale of any of the Licensed Product and Licensee shall indemnify and hold Licensor harmless against all claims of third parties against Licensor based thereon; provided that such liabilities do not result from errors or faults of the technical Documentation or assistance furnished hereunder. All technical Documentation, services, testing and assistance furnished hereunder are provided without any warranties or guaranties of any kind, express or implied.

第11条生效与终止

Article 11 Entry into force and termination

11.1生效：

本协议自本协议封面所列日期之日生效，即生效日。协议有效期为生效日起7年，除非各方根据第11.2条提前终止本协议。

11.1 Entry into force

This Agreement enters into force on the very date (“Effective Date”) marked on the cover page.

The period of this Agreement shall be 7 years, unless it is terminated as per 11.2.

11.2终止TERMINATION

11.2.1 受限本条其他约定，本协议期限届满时终止。

11.2.1 This Agreement will terminate upon its Expiry Date, without prejudice to other provisions hereunder of this article.

11.2.2若一方未按照协议约定履行义务，则另一方可以提前【5】天书面通知违约方从而终止本协议；然而，若在通知期间内违约方履行了义务，则协议将持续有效，不受通知影响。

11.2.2 This Agreement may be terminated by either Party by its giving 【5】 days’ notice (“Notification Period”) to the other Party in the event of failure by such other Party to fulfill any of its obligations under this Agreement; provided, however, if during the Notification Period, such other Party remedies such failure, this Agreement shall continue with the same force and effect as if such notice had not been given.

11.2.3若被许可方被清算、暂停、破产或倒闭，或被许可方的全部或实质上全部财产被扣押或被采取类似司法措施，或包含许可产品的行业国有化、政府法规中止价款支付或中国发生内战或全国进入紧急状态，则许可方可以终止本协议。若基于上述原因终止协议，则被许可方可以免责。

11.2.3Licensor may terminate this Agreement forthwith in the event of the liquidation, moratorium, bankruptcy or insolvency of Licensee, the attachment, sequestration or other similar judicial acts on all or substantially all of Licensee’s assets, the nationalization of the industry which encompasses any of the Licensed Products, any suspension of payments hereunder by governmental regulation, or the existence of a state of war or national emergency. In such case, the Licensee shall not be liable for the termination of the Agreement.

11.3若本协议到期或因为任何原因提前终止（许可方违反主要义务除外），则被许可方应当立即停止生产和销售许可产品，并且根据许可方的请求返还或销毁技术文件。

11.3 In the event of expiration or termination of this Agreement for anyreason other than Licensor’s breach of its material obligation hereunder, Licensee shall promptly cease the manufacture and sale of the Licensed Products and, in accordance with Licensor’s request, return or destroy the Technical Documentation.

第12条争议解决与适用法律

12.1概述

各方由本协议、违约、协议终止、协议有效性引发或与此相关的任何纠纷、争议或主张（以下简称”纠纷”），应提交香港国际仲裁中心仲裁，按照届时有效的香港国际仲裁中心的仲裁规则（以下简称”仲裁规则”），指定的3名仲裁员解决。若仲裁规则未覆盖仲裁程序，则由仲裁员决定。仲裁前，各方首先应及时友好地尝试通过协商和沟通的方式解决纠纷。若自一方通知另一方该纠纷之日起7日内双方未能通过协商和沟通解决纠纷，则任何一方可以将纠纷提交仲裁。仲裁裁决为最终裁决，对各方具有约束力。

Any dispute, controversy or claim among the Parties arising out of, relating to or in connection with this Agreement, or the breach, termination or validity hereof (a “ Dispute”) shall be finally settled by arbitration under the Arbitration Rules of the 【Hong Kong International Arbitration Center】 (the “Rules”) for the time being in force by 【3】 arbitrators appointed in accordance with the Rules. To the extent that the procedure of the arbitration is not covered by the Rules, it shall be decided by the arbitrator. Prior to the initiation of any arbitration, the Parties shall first attempt amicably and promptly to settle such Dispute by negotiation and consultation. In the event the Parties are unable to settle a Dispute by negotiation and consultation within 【7】 days of notice by any Party as to the existence of such Dispute, any Party to such Dispute may submit the Dispute to arbitration. The arbitral award shall be final and binding upon the Parties.

12.2仲裁地

仲裁地为香港，仲裁语言为英语。The place of arbitration shall be Hong Kong, and the language shall be English.

12.3适用法律

本协议受中华人民共和国法律管辖并根据其解释。

This Agreement shall be governed by and construed in accordance with laws of PRC.

12.4 如本协议与合资协议之间存在任何冲突，应以合资协议为准。

12.4 In case of any conflict between this agreement and the Joint Venture Agreement, the terms of the Joint Venture Agreement shall prevail.

第13条通知

13.1 通知方式METHODS OF NOTICE

全部通知、请求、要求或本协议相关的其他通信都应当采取书面方式，以英文与中文为语言，通过专人递交、航空快递、航空挂号信或传真的方式送达。

All notices, requests, demands, and other communications under thisAgreement or in connection herewith shall be given in writing in both Chinese and English delivered by hand, by air courier, by registered airmail, or by fax, which shall be addressed to the respective Parties.

13.2  通知送达DELIVERY OF NOTICES

通过专人递送的通知视为当日送达；通过航空邮件递送的通知发出【5】日后视为送达；通过传真发送的通知，一经传输即视为送达；通过航空挂号信递送的通知发出【15】日后视为送达。任何一方可经书面通知另一方而变更通知地址。

Notices sent by personal delivery shall be deemed to have been given on the date of delivery; by air courier, on the【 fifth (5)】 day after they are sent; by fax, when transmitted; and by registered air mail, 【fifteen (15)】 days after the date of mailing. Either Party may change its address for notices at any time by written notice to the other Party.

第14条其他条款

14.1 保密条款

14.1 CONFIDENTIALITY

基于技术文件的秘密性，在协议期内以及本协议到期或终止后五年内，未经披露方事先书面同意，接受方不得将技术文件提供给第三方，并且应当采取足够的措施防止第三方获悉技术文件。许可方同意，被许可方仅可以向供应商披露其制造许可产品的部件而必须了解的技术信息，前提是，供应商已书面同意仅将技术文件用于上述目的且其不向任何人披露该技术信息，。本协议到期或终止后保密条款继续有效。

In recognition of the confidential nature of the Technical Documentation furnished hereunder, Licensee shall not transmit such Technical Documentation to any third party during the term of this Agreement and for a period of five (5) years after the expiration or termination of this Agreement without the prior written consent of Licensor and shall establish adequate procedures to prevent such transmittal. Licensor hereby agrees to Licensee’s transmittal of only that portion of the Technical Documentation that is necessary to be disclosed to its suppliers in order to have them make parts of Licensed Products for Licensee, provided, always, that such suppliers shall have agreed in writing that they will only use the Technical Documentation for that purpose, that they will not disclose it to others. This obligation of confidentiality shall survive the expiration or termination of this Agreement.

14.2不可抗力

14.2 FORCE MAJEURE

如果且只要任何一方在本协议项下义务的履行受到”不可抗力”中的任何情形的阻碍或妨碍，该一方不应就其不履行承担责任。”不可抗力”系指不能被合理预见及避免的且超出了受影响一方合理控制的行为或事件，被认为构成不可抗力的情形包括国际公认的其发生超出了一方合理的控制的任何事件，包括但不限于战争、暴乱、罢工、停工、洪灾、流行病、其他自然灾害、政府行动或恐怖袭击。但是，该等直接受到影响的一方需毫无延迟地书面通知另一方，告知上述任何情形的始末。受到直接影响的一方应作出所有合理的努力将对履约的阻碍或妨碍降到最低。

Neither Party shall be held responsible or liable for the non-fulfilment of any of its obligations under this Agreement, provided and as long as such Party is hindered or prevented from fulfilment by any circumstances of “Force Majeure”, which refers to an act or event that is not reasonably foreseeable and avoidable and beyond the reasonable control of the affected Party and which are deemed to include any events which are internationally recognized as occurring beyond a Party’s reasonable control, such as, but not limited to, war, riot, strike, lock-out, flood, epidemics, other natural catastrophes, government actions or terrorism attacks and provided that the Party directly frustrated notifies the other Party without delay and in writing the beginning and end of any such circumstances. The Party directly frustrated shall make all reasonable efforts to minimize the hindrance or prevention from such fulfilment.

14.3许可方应提供英文和中文的技术文件且各方应以英文和中文进行其他通信，包括口头沟通。

14.3 The Licensor shall provide the technical Documentation both in Chinese and English. The Parties shall communicate and notify each other in Chinese and English, including the oral communication.

14.4可分割性SEVERABILITY

本协议部分条款或规定被认定无效不影响其他条款的效力。

14.4If any term or provision of this Agreement shall be hereafter declared by a final adjudication of any tribunal or court of competent jurisdiction to be illegal or invalid, such determination shall not affect the validity or enforceability of the entire Agreement.

14.5 修改MODIFICATION

对本协议的变更、补充或修改经各方授权代表书面签署后方为有效。

14.5 Changes in, additions to, and amendments of this Agreement shall be valid and binding on the Parties only if they are in writing, signed by duly authorized representatives of the Parties.

14.6附录ANNEX

附录为本协议的一部分。

14.6 All Annexes referred to herein shall form an integral part of this Agreement.

14.7协议文本

本协议由中英文写就，具有同等效力，当中英文版本发生冲突时，以英文文本为准。

14.7 This Agreement shall be written both in Chinese and English. In case there is any conflict between the two versions, the English version shall prevail.In case of any conflicts between this Agreement and the Joint Venture Agreement, the terms of the Joint Venture Agreement shall prevail.

14.8本协议由双方于2017年11月6日通过邮件传签。本协议和三方的《合资公司协议》、同时签署，互为生效条件。

14.8 This Agreement shall be executed through mails on[November 06] 2017 by both parties. This Agreement, Joint Venture Agreement shall be executed concurrently and they are conditioned to take effect mutually.

【以下无正文】

(The following free text)

【本页为签署页】

(This page is the signature page)

被许可方许可方

Licensee	Licensor

姓名:	姓名:

Name:	Name:

职位:	职位:

Title:	Title:

Appendix A

The following Products are offered to the JV. Each product listed below comprises a system that includes an electric motor and Inverter.

PowerPhaseHD Systems	PowerPhasePro Systems

PowerPhaseHD250	PowerPhasePro135HS

PowerPhaseHD250(+)	PowerPhasePro135

PowerPhaseHD220	PowerPhasePro100

PowerPhaseHD220(+)

PowerPhaseHD950T

A summary of the performance parameters for the products to be included for production in the JV are listed below.

PowerPhaseHDSystems Performance Specifications

	PPHD250	PPHD250(+)	PPHD220	PPHD220(+)	PPHD950(T)
Maximum Speed (rpm)	5500	5500	6000	6000	4500
Peak Power (kW)	250	250	220	220	145
Peak Torque (Nm)	900	900	700	700	950
Continuous Power (kW)	150	180	120	150	100

Voltage Range (V)	450-750	450-750	250-440	250-440	250-440
Nominal or Rated Voltage (V)	600	600	360	360	360
Motor Weight (Kg)	85	90	85	90	85
Inverter Weight (kg)	16	16	16	16	16

PowerPhasePro Systems Performance Specifications

	PPPro135HS	PPPro135	PPPro100
Maximum Speed (rpm)	10,000	7,700	7,700
Peak Power (kW)	135	135	100
Peak Torque (Nm)	320	320	300
Continuous Power (kW)	100	80	60
Voltage Range (V)	350-550	270-425	270-425
Nominal or Rated Voltage (V)	460	335	335

Motor Weight (Kg)	50	50	50
Inverter Weight (kg)	7.2	7.2	7.2

The following diagram includes the overall dimensions and size of the motor and inverters for all PowerPhaseHD systems.  Only minor dimensional changes may occur for high volume tooling.

PowerPhaseHD Motor	PowerPhaseHD2 Inverter

The following diagram includes the overall dimensions and size of the motor and inverters for all PowerPhasePro systems.  Only minor dimensional changes may occur for high volume tooling.

PowerPhasePro Motor	PowerPhasePro Inverter

附录2 许可技术文件【由技术人员补充】

(A)现有许可技术

许可方许可的产品型谱包括Power Phase Pro和Power Phase HD电机产品系列。

（B）共同研发技术（如有）

（C）将来研发技术（如有）

附录3  专利清单【由技术人员补充】

附录1 许可产品【本附录将由技术人员予以补充】

Annex 1: Licensed Products( to be supplemented by technicians)

(A)已研发产品

A.Developed products

许可方许可的产品型谱包括电机产品系列。

The licensed product models include: Power Phase Pro and Power Phase HD product lines

（B）共同研发产品

B. Products to be developed jointly.

（C）将来研发产品

C. Products to be developed in future.

Annex 2: Documentations

A. Available Technologies

The licensed products models include: Power Phase Pro and Power Phase HD product lines

B. Technologies to be jointly developed (if any).

C.  Technologies to be developed in future(if any).

附录3  专利清单【由技术人员补充】

Annex 3: patent list(to be supplemented by technicians)

附录4  交付时间表

Annex 4 Timetable for the Transfer:

Timetable for transfer will be based on the JV launch plan and planned visits to UQM by the JV team members and availability of functional managers such as Quality, Purchasing, Manufacturing Engineering, logistics and other pertinent functions to interface with UQM for the transfer of relative documents.  Full transfer of applicable technology should be completed by March 31, 2018.

Patent Report

      Status: ACTIVE

REFERENCE #	TITLE	CNTRY	SERIAL #	FILED DATE	PATENT #	ISSUE DATE	STATUS	EXPIRATION
1031220-000187	Electric Motor With Internal Brake	AU	17214/99	12/17/1998	750531	10/31/2002	ISSUED	12/17/2018
1031220-000189	Electric Motor With Internal Brake	CA	2292574	12/17/1998	2292574	8/8/2006	ISSUED	12/17/2018
1031220-000488	Electric Motor With Internal Brake	DE	69837161.5-08	12/17/1998	1040561	2/21/2007	ISSUED	12/17/2018
1031220-000186	Electric Motor With Internal Brake	EP	98962045.5	12/17/1998	1040561	2/21/2007	ISSUED	12/17/2018
1031220-000489	Electric Motor With Internal Brake	FR	98962045.5	12/17/1998	1040561	2/21/2007	ISSUED	12/17/2018
1031220-000490	Electric Motor With Internal Brake	GB	98962045.5	12/17/1998	1040561	2/21/2007	ISSUED	12/17/2018
1031220-000190	Electric Motor With Internal Brake	MX	9910578	12/17/1998	213494	4/3/2003	ISSUED	12/17/2018
1031220-000188	Electric Motor With Internal Brake	NZ	500918	12/17/1998	500918	11/9/2001	ISSUED	12/17/2018
1031220-000169	Electric Motor With Internal Brake	TW	87121209	12/18/1998	NI-123818		ISSUED	12/18/2018
1031220-000151	Electric Motor with Internal Brake	US	08/993,710	12/18/1997	5,982,063	11/9/1999	ISSUED	12/18/2017
1031220-000198	Accurate Rotor Position Sensor and Method Using Magnet Ring and Linear Output Hall	CA	2,337,920	7/20/1999	2,337,920	10/10/2006	ISSUED	7/20/2019
1031220-000482	Accurate Rotor Position Sensor and Method Using Magnet Ring and Linear Output Hall	DE	99934144.9	7/20/1999	69927385.4	9/21/2005	ISSUED	7/20/2019
1031220-000197	Accurate Rotor Position Sensor and Method Using Magnet Ring and Linear Output Hall	EP	99934144.9	7/20/1999	1099092	9/21/2005	ISSUED	7/20/2019
1031220-000483	Accurate Rotor Position Sensor and Method Using Magnet Ring and Linear Output Hall	FR	99934144.9	7/20/1999	1099092	9/21/2005	ISSUED	7/20/2019
1031220-000484	Accurate Rotor Position Sensor and Method Using Magnet Ring and Linear Output Hall	GB	99934144.9	7/20/1999	1099092	9/21/2005	ISSUED	7/20/2019
1031220-000196	Accurate Rotor Position Sensor and Method Using Magnet Ring and Linear Output Hall	MX	PA/a/2001/000770	7/20/1999	231,365	10/13/2005	ISSUED	7/20/2019
1031220-000481	Accurate Rotor Position Sensor and Method Using Magnet Ring and Linear Output Hall	SE	99934144.9	7/20/1999	1099092	9/21/2005	ISSUED	7/20/2019
1031220-000185	Accurate Rotor Position Sensor and Method Using Magnet Ring and Linear Output Hall	TW	92201262	7/19/1999	211116	1/16/2004	ISSUED	7/19/2019
1031220-000152	Accurate Rotor Position Sensor and Method Using Magnet and Sensors Mounted Adjacent	US	09/118,980	7/20/1998	6,522,130	2/18/2003	ISSUED	7/20/2018
1031220-000230.001	Accurate Rotor Position Sensor and Method Using Magnet And Sensors Mounted Adjacent	US	10/366,577	2/14/2003	6,693,422	2/17/2004	ISSUED	7/20/2018
1031220-000493	Stator for Permanent Magnet Electric Motor Using Soft Magnetic Composites	CA	2,615,111	12/17/2007	2,615,111	3/15/2011	ISSUED	12/17/2027
1031220-000494	Stator for Permanent Magnet Electric Motor Using Soft Magnetic Composites	EP	07024335.7	12/14/2007			PUBLISHED	12/14/2027
1031220-000486	Stator for Permanent Magnet Electric Motor Using Soft Magnetic Composites	US	11/747,451	5/11/2007	7,755,244	7/13/2010	ISSUED	2/18/2028
1031220-000509	Brushless PM Machine Construction Enabling Low Coercivity Magnets	CA	2,828,527	2/28/2012	2,828,527	9/13/2016	ISSUED	2/28/2032
1031220-000510	Brushless PM Machine Construction Enabling Low Coercivity Magnets	EP	12752549.1	2/28/2012			PENDING	2/28/2032
1031220-000511	Brushless PM Machine Construction Enabling Low Coercivity Magnets	JP	2013-556795	2/28/2012	5,869,592	1/15/2016	ISSUED	2/28/2032
1031220-000506	Brushless PM Machine Construction Enabling Low Coercivity Magnets	US	13/407,084	2/28/2012	8,928,198	1/6/2015	ISSUED	2/28/2032
1031220-000515	Slot Liner Thermal Conductivity for Electric Motors	US	14/950,276	11/24/2015			PUBLISHED	11/24/2035
1031220-000516	Improved Slot Liner Thermal Conductivity for Electric Motors	WO	US2016/056006	10/7/2016			PUBLISHED

Annex 5

Technical Documentation

Scope and submission of the Product- and Production Documentation

A.                Product Documentation consisting in detail of:

1.                     General ICD (Interface Control Drawings), overall assembly drawings, sub-assembly drawings and drawings of individual parts and components which have been designed by UQM for all Products identified in Appendix X, (subsequently referred to as Contract products).

2.                     General ICD (Interface Control Drawings), overall assembly drawings, sub-assembly drawings and drawings of individual parts and components which have been designed by suppliers of UQM, but for which UQM has the right of disposal.

3.                     For ICD (Interface Control drawings), overall assembly drawings, sub-assembly drawings and drawings of individual parts and components to the Contract Products which UQM has received from suppliers, but for which UQM has not right of disposal the following shall apply:

In this case UQM will request the supplier for a „licence drawing” which after receipt will be included in the licence documentation and passed on to the Licensee.

If the supplier is not willing to prepare an appropriate „license drawing” for UQM, UQM cannot provide the Licensee with documents as part of the licence documentation.

4.                     Bill of Material with explanation of description and structure for each motor and inverter model showing all parts and components of the contract products.

5.                     All Motor and Inverter specifications for the contract products, Including performance and end of line specifications.

6.                     List of third party suppliers approved by UQM for Contract Products and the supplemental parts and components including firm name, address and the general phone number.

7.                     Operating Manuals and Installation instructions for all contract motor and inverter products.

8.                     Setting and adjustment data and characteristics and related technical standards for proper functioning of the Contract Products in the scope as customarily used by UQM.

9.                     UQM  documents and standards (generally identified on drawings) and later revisions on the Contract products as specified above will be provided by hard disc or online access as alternative, as for example

• Basic standards (General standards, drawing standards, UQM part number system )

• Quality standards (Measuring and test equipment)

• Material standards

• Tool standards

• List of the relevant ISO or SAE standards for example, used by the Licensor

If some standards are not available in China, the Licensor will support the Licensee in procuring

10.              On request the Licensor will support the Licensee

•                  in preparing the specification and procuring the hardware and software need for the TCU calibration tools and the

•                  UQM Diagnostics Graphical User Interface, used in diagnosis and to assist in calibration of the mcu software to a vehicle application.

The Licensor agrees to provide access to UQM key code for engine data set adaptation for calibration

11.              UQM marketing material and marketing specifications will be provided to CNHTC for its own use.

B.                The Productions Documentation refers to

1.                    UQM work instructions for pre-assemblies, main assembly plus final assembly, and inspection of the Contract Products; including specification of special equipments, tools and inspection instruments

2.                    UQM test and inspection plans for pre-assemblies, main assemblies and final assembly, testing and inspection, testing instructions for the test bed with test values (for hot test/cold test if released for serial prodoction) including testing equipments

3.                    UQM basic work plans for inhouse parts UQM manufacture of UQM of the Contract Products. The information will be supplied in the form of paper or soft copies of UQM’s own production documentation and relates to the technologies applied in UQM’s workshops.

UQM working instructions includes the following information:

•                  Designation of work piece

•                  Reference number of blank and of machined part

•                  Designation of machine tools needed

•                  Job sequences (processing procedures)

•                  Processing parameter

4.                    Drawings of jigs and fixtures

The drawings will show the clamping points and largely the position of the work pieces during certain machining operations in the UQM machining lines.

5.                    UQM shall supply the Licensee with drawings of special equipments and cutting tools if available at UQM

6.                    UQM inspection instructions for the UQM manufacturing of inhouse parts and components (inspection plans, frequency, specification of inspection tools) and for incoming inspection of outsourced parts and components (quality requirements, inspection and acceptance standards, specification of inspection tools)

7.                    Surface and drilling plans for the following parts:

8.                    Layout of the machining equipment for the main components

9.                    Layout of assembling and hot testing equipment as installed at  UQM Plant

10.             Testing documents (including documentation list of testing equipment) for first sample releases relating to the motor parts and components

C.                Submission and type of documentations

1.              The Technical Documentation will be presented by UQM employees of respective departments in Longmont, CO to the Licensee.

A list of the content of the Technical Documentation (Handover report), confirming coincidence with the agreed Technical Documentation will be signed by both Parties. The Technical Documentation will be forwarded by electronic means or by air courier and checked by the Licensee in Jinan. In case of incompleteness of the Technical Documentation the Licensee shall inform the Licensor in writing and the Licensor shall deliver the parts of the Technical Documentation within 15 (fifteen) business day.

If the Licensee assesses the Technical Documentation during its localization process as incomplete, the Licensee shall inform the Licensor in writing and the Licensor shall deliver the missing parts of the Technical Documentation within 15 (fifteen) business days.

2.              The Technical documentation will be Provided for the product initially and for each Engineering Change Notice.

3.              The Technical Documentation will be made available to the Licensee as follows:

Text

• BoM	:	excel files, MS office, paper or .pdf

Drawings

• 2D - files	:	.tif or .pdf files - not editable -

• 3D — files	:	- ProEngineer Wildfire 5 or applicable version w/o history -
editable —

- ProEngineer Wildfire 5 or applicable version w/o history
- editable —

Handover of the drawings, 2D/3D-files and BOM´s will be provided by electronic means